EXHIBIT 10.11

FIRST AMENDMENT AND EXTENSION AGREEMENT

THIS FIRST AMENDMENT AND EXTENSION AGREEMENT, dated as of July 18, 2013 (this “Agreement”), among NEW YORK STATE ELECTRIC & GAS CORPORATION, a New York corporation (“NYSEG”), ROCHESTER GAS AND ELECTRIC CORPORATION, a New York corporation (“RG&E”), CENTRAL MAINE POWER COMPANY, a Maine corporation (“CMP”; together with NYSEG, and RG&E, the “Borrowers”; each, a “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”), JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”), BANK OF AMERICA, N.A., as syndication agent, and BANCO BILBAO VIZCAYA ARGENTARIA S.A., NEW YORK BRANCH, SOVEREIGN BANK (SANTANDER GROUP), TD BANK, N.A., THE BANK OF NEW YORK MELLON and UNION BANK, N.A., as co-documentation agents.

RECITALS

A. The Borrowers, the Lenders and other financial institutions party thereto and the Administrative Agent are parties to that certain Revolving Credit Agreement dated as of July 15, 2011 (as amended by the Amendment to Revolving Credit Agreement dated as of July 28, 2011, the “Credit Agreement”). Capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement as they may be modified pursuant to this Agreement.

B. The Borrowers have requested a one-year extension of the Termination Date pursuant to Section 1.04 of the Credit Agreement and certain other amendments to the Credit Agreement and the Lenders signatory hereto have approved such request.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. EXTENSION

Pursuant to Section 1.04 of the Credit Agreement, the Borrowers provided written notice to the Administrative Agent of its request to extend the Termination Date not less than 30 days and not more than 60 days prior to the anniversary of the Closing Date occurring on July 15, 2013. As of the date hereof, Lenders (the “Extending Lenders”) holding more than fifty percent (50%) of the Total Commitments have approved the Borrowers’ request to extend the Termination Date and, subject to the satisfaction of the conditions precedent set forth in Section 3, but notwithstanding any other conditions thereto or requirements related thereto contained in Section 1.04(c) of the Credit Agreement, the Termination Date as to the Extending Lenders shall be extended for an additional year from the Current Termination Date to July 15, 2017. The Termination Date as to any Non-Extending Lender remains unchanged.

SECTION 2. AMENDMENTS

(a) Subject to the satisfaction of the conditions precedent set forth in Section 3 (other than Section 3(d)), the following is hereby inserted as new Section 6.08 of the Credit Agreement:

“6.08 Compliance with Laws.

(a) Conduct, and ensure that each of its Subsidiaries will conduct, its business in compliance with Anti-Corruption Laws.

(b) Maintain, and ensure that each of its Subsidiaries will maintain, policies and procedures designed to promote and achieve compliance with Anti-Corruption Laws.

(c) Have, and ensure that each of its Subsidiaries will have, appropriate controls and safeguards in place designed to prevent any proceeds of any Loans or Letters of Credit from being used contrary to the representations and undertakings set forth herein.

(d) Comply, and ensure that each of its Subsidiaries will comply, in all material respects with all foreign and domestic laws, rules and regulations (including, without limitation, the USA Patriot Act, foreign exchange control regulations, foreign asset control regulations and other trade-related regulations) now or hereafter applicable to the Borrower and its Subsidiaries or the Loans, Letters of Credit and other transactions contemplated hereby or Borrower’s execution, delivery and performance of the Loan Documents.”

(b) Subject to the satisfaction of the conditions precedent set forth in Section 3 (other than Section 3(d)), the following is hereby inserted as new Section 7.07 of the Credit Agreement:

“7.07 Anti-Money Laundering Laws.

(a) Use, or permit any of its Subsidiaries to use, directly or indirectly use the proceeds of the Loans or the Letters of Credit:

(i) for any purpose which would breach the U.K Bribery Act 2010, the United States Foreign Corrupt Practices Act of 1977 or other similar legislation in other jurisdictions;

(ii) to fund, finance or facilitate any activities, business or transaction of or with any Person on any Sanctions List or in any country that is subject to Sanctions, or otherwise in violation of Sanctions, as such Sanctions Lists or Sanctions are in effect from time to time; or

(iii) in any other manner that will result in the violation of any applicable Sanctions by the Administrative Agent, any Issuing Lender or any Lender.

(b) Use, or permit any of its Subsidiaries to use, funds or assets obtained directly or indirectly from transactions with or otherwise relating to (i) Persons on any Sanctions List, or (ii) any country that is subject to Sanctions, to pay or repay any amount owing to the Administrative Agent, any Issuing Lender or any Lender hereunder.”

(c) Subject to the satisfaction of the conditions precedent set forth in Section 3 (other than Section 3(d)), Section 9.01 of the Credit Agreement is hereby amended by inserting the following definitions in proper alphabetical order:

““Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to the Borrowers and their respective Subsidiaries concerning or relating to bribery or corruption.”

““OFAC” shall mean the Office of Foreign Assets Control of the U.S. Department of Treasury.”

““Sanctions” shall mean:

(i) economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the US government and administered by OFAC, (b) the United Nations Security Council, (c) the European Union or (d) Her Majesty’s Treasury of the United Kingdom; and

(ii) economic or financial sanctions imposed, administered or enforced from time to time by the US State Department, the US Department of Commerce or the US Department of the Treasury.”

““Sanctions List” shall mean any of the lists of specifically designated nationals or designated persons or entities (or equivalent) held by the US government and administered by OFAC, the US State Department, the US Department of Commerce or the US Department of the Treasury or the United Nations Security Council or any similar list maintained by the European Union, any other EU Member State or any other U.S. government entity, in each case as the same may be amended, supplemented or substituted from time to time.”

(d) Subject to the satisfaction of the conditions precedent set forth in Section 3 (other than Section 3(d)), Section 9.01 of the Credit Agreement is hereby amended by deleting “2 weeks or” from the third line of the definition of “Interest Period” therein.

SECTION 3. CONDITIONS PRECEDENT

The extension of the Termination Date pursuant to Section 1 shall become effective as of the date when, and only when, each of the following conditions precedent shall have been satisfied (the “Effective Date”) and the amendments to the Credit Agreement pursuant to Section 2 shall become effective as of the date when, and only when, each of the following conditions precedent (other than Section 3(d)) shall have been satisfied :

(a) The Administrative Agent (or its counsel) shall have received from the Borrowers and the Extending Lenders holding more than fifty percent (50%) of the Total Commitments either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic image scan transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b) The Borrower shall have paid:

(A) to the Administrative Agent, for the account of each Extending Lender, an extension fee in the amount of 0.06% of such Extending Lender’s Commitment as of the Effective Date, which extension fee once paid will be fully earned and nonrefundable; and

(B) all other fees and reasonable expenses of the Administrative Agent and the Lenders required under the Credit Agreement and any other Loan Document to be paid on or prior to the Effective Date (including reasonable fees and expenses of counsel) in connection with this Agreement.

(c) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by a responsible officer of each Borrower, confirming that the conditions set forth in Section 5.02 of the Credit Agreement are satisfied (with all references in such paragraphs to the making of a Loan or issuance of a Letter of Credit being deemed to be references to the extension of the Commitments on the Effective Date).

(d) The Borrowers shall have received all approvals, permits and consents of any Governmental Authorities or other Persons required in connection with the execution and delivery of this Agreement and the effectiveness of the extension of the Termination Date contemplated by Section 1.

SECTION 4. MISCELLANEOUS

(A) GOVERNING LAW. THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

(b) Full Force and Effect. Except as expressly modified hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof. As used in the Credit Agreement, “hereinafter,” “hereto,” “hereof,” and words of similar import shall, unless the context otherwise requires, mean the Credit Agreement after giving effect to this Agreement. Any reference to the Credit Agreement or any of the other Loan Documents herein or in any such documents shall refer to the Credit Agreement and Loan Documents as modified hereby. This Agreement is limited as specified and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Credit Agreement except as expressly set forth herein. This Agreement shall constitute a Loan Document under the terms of the Credit Agreement.

(c) Expenses. The Borrower agrees on demand (i) to pay all reasonable fees and disbursements of counsel to the Administrative Agent, and (ii) to reimburse the Administrative Agent for all reasonable out-of-pocket costs and expenses, in each case, in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents delivered in connection herewith.

(d) Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(e) Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.

(f) Construction. The headings of the various sections and subsections of this Agreement have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof. The provisions of Section 9.02 of the Credit Agreement are hereby incorporated by reference as if fully set forth herein.

(g) Counterparts. This Agreement may be executed in two or more counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute but one agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (e.g. “.pdf” or “.tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrowers and the Administrative Agent.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

NEW YORK STATE ELECTRIC & GAS CORPORATION

By:	/s/ Mark S. Lynch
Name:	Mark S. Lynch
Title:	President

By:	/s/ Joseph J. Syta
Name:	Joseph J. Syta
Title:	Vice President

ROCHESTER GAS AND ELECTRIC CORPORATION

By:	/s/ Mark S. Lynch
Name:	Mark S. Lynch
Title:	President

By:	/s/ Joseph J. Syta
Name:	Joseph J. Syta
Title:	Vice President

CENTRAL MAINE POWER COMPANY

By:	/s/ Sara J. Burns
Name:	Sara J. Burns
Title:	President and CEO

By:	/s/ Eric N. Stinneford
Name:	Eric N. Stinneford
Title:	Vice President, Treasurer, Controller and Clerk

Iberdrola OpCo First Amendment and Extension Agreement

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender

By:	/s/ Tasvir Hasan
Name:	Tasvir Hasan
Title:	Vice President

BANK OF AMERICA, N.A., as Syndication Agent and as a Lender

By:	/s/ Jerry Wells
Name:	Jerry Wells
Title:	Vice President

CITIBANK, N.A., as a Lender

By:	/s/ D. Scott McMurtry
Name:	D. Scott McMurtry
Title:	Vice President

SOVEREIGN BANK, N.A., as a Lender

By:	/s/ William Maag
Name:	William Maag
Title:	Senior Vice President

TD BANK, N.A., as a Lender

By:	/s/ David Perlman
Name:	David Perlman
Title:	Senior Vice President

Iberdrola OpCo First Amendment and Extension Agreement

THE BANK OF NEW YORK MELLON, as a Lender

By:	/s/ Richard K. Fronapfel, Jr.
Name:	Richard K. Fronapfel, Jr.
Title:	Vice President

UNION BANK, N.A., as a Lender

By:	/s/ Harvey Horowitz
Name:	Harvey Horowitz
Title:	VP

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By:	/s/ Ming K. Chu
Name:	Ming K. Chu
Title:	Vice President

By:	/s/ Virginia Cosenza
Name:	Virginia Cosenza
Title:	Vice President

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Christopher Samms
Name:	Christopher Samms
Title:	Senior Vice President, #9426

Iberdrola OpCo First Amendment and Extension Agreement